Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements of Caliper Life Sciences, Inc. of our report dated May 5, 2005, with respect to the consolidated financial statements of Novascreen Biosciences Corporation for the year ended December 31, 2004, included in this Amendment No. 1 to Form 8-K/A.
Registration Statements on Form S-8

Name	File Number	Date Filed

1999 Equity Incentive Plan	333-117273	July 9, 2004

Acquisition Equity Incentive Plan	333-106946	July 10, 2003

1999 Equity Incentive Plan,

1999 Employee Stock Purchase Plan,

1999 Non-Employee Directors Stock Purchase Plan	333-106436	June 24, 2003

1999 Equity Incentive Plan,

1999 Employee Stock Purchase Plan,

1999 Non-Employee Directors Stock Purchase Plan	333-91276	June 26, 2002

2001 Non-Statutory Stock Option Plan	333-76636	January 11, 2002

1999 Equity Incentive Plan,

1999 Employee Stock Purchase Plan,

1999 Non-Employee Directors

Stock Purchase Plan	333-69722	September 20, 2001

1999 Equity Incentive Plan,

1999 Employee Stock Purchase Plan,

1999 Non-Employee Directors Stock Purchase Plan	333-40466	June 29, 2000

1996 Equity Incentive Plan,

1999 Equity Incentive Plan,

1999 Employee Stock Purchase Plan,

1999 Non-Employee Directors Stock Purchase Plan	333-95007	January 20, 2000

/s/ Ernst & Young LLP

Baltimore, Maryland
October 14, 2005
31